Exhibit 10.1
FIRST AMENDMENT TO
OPNEXT, INC.
AMENDED AND RESTATED 2001 LONG-TERM STOCK INCENTIVE PLAN
     THIS FIRST AMENDMENT TO OPNEXT, INC. AMENDED AND RESTATED 2001 LONG-TERM STOCK INCENTIVE PLAN (this “First Amendment”), made as of December 12, 2007, is made and adopted by Opnext, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).
     WHEREAS, the Company maintains the Opnext, Inc. Amended and Restated 2001 Long-Term Stock Incentive Plan (the “Plan”);
     WHEREAS, pursuant to Section 11(a) of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors; and
     WHEREAS, the Company desires to amend the Plan as set forth herein.
     NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows:
     1.     The definition of “Annual Director Award” set forth in Section 2 of the Plan is hereby deleted in its entirety.
     2.     The following definition of “Independent Director Grant” is hereby added immediately after the definition of “Independent Director” set forth in Section 2 of the Plan:
     “Independent Director Grant” shall mean and include any of an Initial Grant, Pro Rata Grant, December 2007 Grant, or Annual Grant as set forth in Section 8(e) of the Plan.
     3.     Sections 8(e) through (g) of the Plan are hereby deleted in their entirety and replaced with the following:
     (e) Independent Director Grants.
          (i) Newly Elected Independent Directors. During the term of the Plan, each individual who is newly elected as an Independent Director (a “Newly Elected Independent Director”) shall, on the date of such individual’s initial election (the “Election Date”), automatically be granted a number of Restricted Stock Units equal to the quotient obtained by dividing (x) $35,000 by (y) the Fair Market Value of a Share on the Election Date (the “Initial Grant”). Subject to the Independent Director’s continued service with the Company, each Initial Grant shall vest in full on the one-year anniversary of the date of grant. In the event that a Newly Elected Independent Director is first elected as an Independent Director on a date other than the date of an annual meeting of stockholders of the Company, then, in addition to such Independent Director’s Initial Grant, such individual shall automatically be granted on the Election Date a number of Restricted Stock Units equal to the product of (A) the quotient obtained by dividing (x) $35,000 by (y) the Fair Market Value of a Share on the Election Date,

multiplied by (B) the quotient obtained by dividing (x) 365 minus the number of days that have elapsed since the immediately preceding annual meeting of stockholders of the Company, by (y) 365 (the “Pro Rata Grant”). Subject to the Independent Director’s continued service with the Company, each Pro Rata Grant shall vest in full on the one year anniversary of the immediately preceding annual meeting of stockholders of the Company.
          (ii) Existing Independent Directors Initially Elected in Connection with Initial Public Offering. Each individual who was initially elected as an Independent Director during the period commencing on February 1, 2007 and ending on December 12, 2007, shall on December 12, 2007, automatically be granted 3,193 Restricted Stock Units (the “December 2007 Grant”). Subject to the Independent Director’s continued service with the Company, each December 2007 Grant shall vest in full on the one-year anniversary of the date of grant.
          (iii) Annual Grants. During the term of the Plan, on the date of each annual meeting of stockholders of the Company, each individual who is elected as an Independent Director at such annual meeting and each individual who otherwise continues to be an Independent Director immediately following such meeting shall automatically be granted a number of Restricted Stock Units equal to the quotient obtained by dividing (x) $35,000 by (y) the Fair Market Value of a Share on the date of such meeting (the “Annual Grant”). Subject to the Independent Director’s continued service with the Company, each Annual Grant shall vest in full on the one-year anniversary of the date of grant. For purposes of clarification, a Newly Elected Independent Director who is initially elected as an Independent Director at an annual meeting of stockholders of the Company shall receive both an Initial Grant and an Annual Grant (but not a Pro Rata Grant) on his or her Election Date.
     (f) Timing of Payment for Independent Director Grants. Each Independent Director Grant of Restricted Stock Units shall provide that the cash, Shares or other securities or property payable in respect of the vested Restricted Stock Units shall be paid to the Independent Director upon the earliest to occur of (i) a “change in control event” (within the meaning of Section 409A of the Code), (ii) such director’s “separation from service” from the Company (within the meaning of Section 409A of the Code), and (iii) such director’s death; provided, however, that no such payment shall be made to an Independent Director during the 6-month period following such Independent Director’s separation from service if such Independent Director is a “specified employee” at the time of such separation from service (as determined by the Company in accordance with Section 409A of the Code) and the Company determines that paying such amounts at the time or times set forth in this subsection (f) would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day following the end of such 6-month period, the Company shall pay the Independent Director the cumulative payments that would have otherwise been payable to the Independent Director during such 6-month period.
     (g) Effect of Termination of Service. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board shall receive a Pro Rata Grant on the date of such individual’s retirement from employment and shall, subject to his or her continued directorship, receive an Annual Grant at each annual meeting of stockholders after his or her retirement from employment with the Company, but shall not receive an Initial Grant.

     (h) Independent Director Grant Compliance with Section 409A. Any Independent Director Grant that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code shall satisfy the requirements of Section 409A of the Code and this Section 8, to the extent applicable. The Award Agreement with respect to such Award shall incorporate the terms and conditions required by Section 409A of the Code and this Section 8. Without limiting the generality of the foregoing, the time or schedule of any distribution or payment of any cash, Shares or other securities or property payable in respect of vested Restricted Stock Units subject to Section 409A of the Code shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.
     4.     This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.
     5.     All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.
[Signature page follows]

     I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of Opnext, Inc. on December 12, 2007.
     Executed on this 12th day of December, 2007.

Tammy L. Wedemeyer
Secretary

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